Exhibit 99.1
                                                                    ------------

                      HERLEY REPORTS SECOND QUARTER RESULTS

     Lancaster, PA, March 8, 2005. Herley Industries, Inc. (Nasdaq:HRLY) today reported net revenues for the second quarter ended January 30, 2005 were $33.8 million, a 14.8% increase from the second quarter of fiscal year 2004.

     Second quarter operating income was $2.5 million, or 7.3% of net sales, as compared to $5.2 million or 17.6% of net sales for the same quarter in the prior year. Net income for the second quarter was $2.1 million or 6.2% of net revenues. Earnings per diluted share were $0.14, on 15.0 million weighted average diluted shares.

     John M. Kelley, Herley President said:

     'Herley's margins in the second quarter and the first six months of fiscal 2005 were lower due to our business decision to make significant investments in engineering development and IR & D in order to have Herley in a position for the changes we see coming in future U.S. defense budgets.

     'We have previously stated that we want to get involved with our customers as early as possible in the decision-making process. Herley's business development group was created as a result of this strategy. As a result of our success in business development and customer initiatives, we are currently active in more development projects than at any time in the Company's history.

     'On several major programs we are transitioning from engineering development to the early stage of production, which by definition, has higher costs associated with engineering without offsetting production revenues. We believe revenues and profits will quickly catch up once these programs enter full production.

     'We are confident that the contracts we have won and are now investing in are long-term programs that enjoy both political and military support. If our decisions are correct and these are sustainable, multi-year programs, our aforementioned investment in current engineering development projects will grow revenues and generate profits for many years. We expect to begin to see the positive effects from these investments as early as the third quarter of fiscal year 2005. Bookings in the following major programs are forecast for the next two quarters.

     o    Next generation Air Force targets
     o    ICAP III electronic warfare systems
     o    Trident missile upgrades
     o    Ballistic Missile Defense programs
     o    F/A - 18 ACLS and IFF systems
     o    Electronic warfare target generators and simulators
     o High Power Amplifiers for electronic warfare jamming and network centric communication systems.'

     Additional second quarter financial information:

     -    Net cash provided by operating activities was $2.0 million
     -    Capital expenditures were $1.2 million
     -    $94.2 million in funded backlog
     -    $67.9 million in cash and cash equivalents
     -    Current assets of $152.5 million
     -    Current liabilities of $21.5 million
     -    Shareholder' equity of $193.3 million

     Net sales for the twenty-six weeks ended January 30, 2005 were approximately $67.3 million compared to $57.7 million in the first six months of fiscal 2004, an increase of $9.7 million, or 16.8%. Net sales at our one acquisition completed in fiscal 2005 accounted for an increase of approximately $1.0 million, or 10.0% of the increase for the two quarters ended January 2005.

     The gross profit margin in the twenty-six weeks ended January 30, 2005 was 31.2% compared to 36.7% in the first two quarters of fiscal 2004, a decline of 5.5%. Excluding the acquisition of RSS, the decline in gross profit margins would have been similar.

     Operating income for the six months was $7.5 million or 11.1% of net sales, as compared to $11.0 million or 19.1% of net sales in 2004.

     Herley will host a conference call on Wednesday, March 9, 2005 at 9:00 A.M. Eastern Time to discuss this news. To join the conference call dial 1 (888) 425-4188, referencing Conference ID # 4435095. A taped replay of the call will be available through March 16, 2005. To listen to the replay dial: 1
     (800) 642 1687 (U.S.) or 1 (706) 645-9291  (International),  and Conference
     ID # 4435095.

     In addition, the conference call will be broadcast live over the Internet through PR Newswire at:
     http://phx.corporate-ir.net/playerlink.zhtml?c=111170&s=wm&e=1024877.

     To listen to the live call on the Internet, go to the web site 15 minutes early to register, download and install any necessary audio software.

     Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has eight manufacturing locations and approximately 900 employees. Additional information about the company can be found on the Internet at www.herley.com.

                                                              ... tables follow
     For information at Herley contact:
     Peg Guzzetti                                          Tel:  (717) 735-8117
     Investor Relations                                          www.herley.com


     ---------------------------------------------------------------------------
     Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.
     ---------------------------------------------------------------------------

                                        HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                               CONSOLIDATED BALANCE SHEETS
                                            (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                         JANUARY 30,            AUGUST 1,
                                                                             2005                 2004
                                                                         -----------           -----------
                                                                         (UNAUDITED)
                                ASSETS
CURRENT ASSETS:
       CASH AND CASH EQUIVALENTS                                         $    67,948          $    66,181
       TRADE ACCOUNTS RECEIVABLE                                              18,325               24,664
       COSTS INCURRED AND INCOME RECOGNIZED IN EXCESS
          OF BILLINGS ON UNCOMPLETED CONTRACTS                                16,803               14,210
       OTHER RECEIVABLES                                                         699                  576
       INVENTORIES, NET OF ALLOWANCE OF $4,198
          IN FISCAL 2005 AND $3,937 IN 2004                                   44,635               44,909
       DEFERRED TAXES AND OTHER                                                4,130                3,579
                                                                           ---------            ---------
                                        TOTAL CURRENT ASSETS                 152,540              154,119
PROPERTY, PLANT AND EQUIPMENT, NET                                            27,152               25,968
GOODWILL                                                                      38,824               35,165
INTANGIBLES, NET OF ACCUMULATED AMORTIZATION OF $929
       IN FISCAL 2005 AND $752 IN 2004                                         4,407                4,555
AVAILABLE-FOR-SALE SECURITIES                                                     -                   147
OTHER INVESTMENTS                                                                 47                  117
OTHER ASSETS                                                                   2,804                  900
                                                                           ---------            ---------
                                                                         $   225,774          $   220,971
                                                                           =========            =========
       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
       CURRENT PORTION OF LONG-TERM DEBT                                 $       830          $       804
       ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                  13,955               16,934
       BILLINGS IN EXCESS OF COSTS INCURRED AND
           INCOME RECOGNIZED ON UNCOMPLETED CONTRACTS                            281                1,303
       INCOME TAXES PAYABLE                                                    3,799                2,091
       ACCRUAL FOR CONTRACT LOSSES                                             1,142                  954
       ACCRUAL FOR WARRANTY COSTS                                                583                  580
       ADVANCE PAYMENTS ON CONTRACTS                                             899                1,180
                                                                           ---------            ---------
                                        TOTAL CURRENT LIABILITIES             21,489               23,846
LONG-TERM DEBT                                                                 5,103                5,845
OTHER LONG-TERM LIABILITIES                                                    1,014                  932
DEFERRED INCOME TAXES                                                          4,843                4,848
                                                                           ---------            ---------
                                                                              32,449               35,471
                                                                           ---------            ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
       COMMON STOCK, $.10 PAR VALUE; AUTHORIZED
         20,000,000 SHARES; ISSUED AND OUTSTANDING
         14,360,307 IN FISCAL 2005 AND 14,220,508 IN 2004                      1,436                1,422
       ADDITIONAL PAID-IN CAPITAL                                            109,586              107,671
       RETAINED EARNINGS                                                      80,781               75,151
       ACCUMULATED OTHER COMPREHENSIVE INCOME                                  1,522                1,256
                                                                           ---------            ---------
                                        TOTAL SHAREHOLDERS' EQUITY           193,325              185,500
                                                                           ---------            ---------
                                                                         $   225,774          $   220,971
                                                                           =========            =========

                                        HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                     THIRTEEN WEEKS ENDED                TWENTY-SIX WEEKS ENDED
                                                     --------------------                ----------------------
                                                 JANUARY 30,        FEBRUARY 1,       JANUARY 30,       FEBRUARY 1,
                                                     2005              2004              2005              2004
                                                   --------          --------          --------          --------

NET SALES                                          $ 33,754          $ 29,408          $ 67,344          $ 57,675
                                                   --------          --------          --------          --------

COST AND EXPENSES:
     COST OF PRODUCTS SOLD                           23,874            18,888            46,356            36,494
     SELLING AND ADMINISTRATIVE EXPENSES              7,405             5,355            13,509            10,154
                                                   --------          --------          --------          --------
                                                     31,279            24,243            59,865            46,648
                                                   --------          --------          --------          --------

     OPERATING INCOME                                 2,475             5,165             7,479            11,027
                                                   --------          --------          --------          --------

OTHER INCOME (EXPENSE), NET:
     INVESTMENT INCOME                                  292               187               516               363
     INTEREST EXPENSE                                   (58)              (82)             (137)             (169)
     FOREIGN EXCHANGE GAIN (LOSS)                       185               (70)              185              (243)
                                                   --------          --------          --------          --------
                                                        419                35               564               (49)
                                                   --------          --------          --------          --------

     INCOME BEFORE INCOME TAXES                       2,894             5,200             8,043            10,978
PROVISION FOR INCOME TAXES                              817             1,654             2,413             3,491
                                                   --------          --------          --------          --------

     NET INCOME                                    $  2,077          $  3,546          $  5,630          $  7,487
                                                   ========          ========          ========          ========

EARNINGS PER COMMON SHARE - BASIC                  $    .14          $    .25          $    .39          $    .53
                                                   ========          ========          ========          ========

     BASIC WEIGHTED AVERAGE SHARES                   14,335            14,073            14,294            14,043
                                                   ========          ========          ========          ========

EARNINGS PER COMMON SHARE - DILUTED                $    .14          $    .24          $    .38          $    .50
                                                   ========          ========          ========          ========

     DILUTED WEIGHTED AVERAGE SHARES                 15,044            14,880            14,990            14,826
                                                   ========          ========          ========          ========


                                             HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                          (IN THOUSANDS)
                                                                                              TWENTY-SIX WEEKS ENDED
                                                                                         JANUARY 30,        FEBRUARY 1,
                                                                                            2005               2004
                                                                                         -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

         NET INCOME                                                                         $  5,630           $  7,487
                                                                                            --------           --------
         ADJUSTMENTS TO RECONCILE NET INCOME TO
            NET CASH PROVIDED BY OPERATIONS:
                 DEPRECIATION AND AMORTIZATION                                                 2,389              1,976
                 FOREIGN EXCHANGE LOSS                                                            22                214
                 GAIN ON SALE OF SECURITIES                                                      (20)                 -
                 EQUITY IN INCOME OF LIMITED PARTNERSHIP                                          (6)                (6)
                 CHANGES IN OPERATING ASSETS AND LIABILITIES:
                            DECREASE (INCREASE) IN TRADE ACCOUNTS RECEIVABLE                   6,610             (1,184)
                            (INCREASE) IN COSTS INCURRED AND INCOME
                               RECOGNIZED IN EXCESS OF BILLINGS
                               ON UNCOMPLETED CONTRACTS                                       (2,593)            (8,519)
                            (INCREASE) IN OTHER RECEIVABLES                                     (123)              (339)
                            DECREASE (INCREASE) IN INVENTORIES                                   484             (2,463)
                            (INCREASE) IN DEFERRED TAXES AND OTHER                              (549)              (177)
                            (DECREASE) INCREASE IN ACCOUNTS PAYABLE
                              AND ACCRUED EXPENSES                                            (3,121)               574
                            (DECREASE) INCREASE IN BILLINGS IN EXCESS OF
                              COSTS INCURRED AND INCOME RECOGNIZED
                               ON UNCOMPLETED CONTRACTS                                       (1,022)               423
                            INCREASE IN INCOME TAXES PAYABLE                                   2,038                396
                            INCREASE IN ACCRUAL FOR CONTRACT LOSSES                               22                204
                            (DECREASE) INCREASE IN ADVANCE PAYMENTS ON CONTRACTS                (281)               549
                            OTHER, NET                                                           220                790
                                                                                            --------           --------
                                               TOTAL ADJUSTMENTS                               4,070             (7,562)
                                                                                            --------           --------

                 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           9,700                (75)
                                                                                            --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES:
         ACQUISITION OF BUSINESS, NET OF CASH ACQUIRED                                        (3,753)                 -
         DEPOSIT FOR TECHNOLOGY LICENSE                                                       (1,000)                 -
         DEPOSIT ON PURCHASE PRICE OF ACQUIRED BUSINESS                                       (1,014)                 -
         PROCEEDS FROM SALE OF SECURITIES                                                        165                  -
         PARTIAL DISTRIBUTION FROM LIMITED PARTNERSHIP                                            78                 39
         CAPITAL EXPENDITURES                                                                 (3,274)            (3,124)
                                                                                            --------           --------
                 NET CASH USED IN INVESTING ACTIVITIES                                        (8,798)            (3,085)
                                                                                            --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
         PROCEEDS FROM EXERCISE OF STOCK OPTIONS                                               1,599              1,277
         PAYMENTS OF LONG-TERM DEBT                                                             (734)              (642)
                                                                                            --------           --------
                 NET CASH PROVIDED BY FINANCING ACTIVITIES                                       865                635
                                                                                            --------           --------

                 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          1,767             (2,525)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                              66,181             81,523
                                                                                            --------           --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                  $ 67,948           $ 78,998
                                                                                            ========           ========